Exhibit 99.1

Grocery Outlet Holding Corp. Announces Second Quarter Fiscal 2020 Financial Results
Net sales increased 24.5% to $803.4 million
Comparable store sales increased 16.7%
Net income increased by $40.0 million to $29.3 million
Adjusted net income (1) increased 189.2% to $41.8 million
Adjusted EBITDA (1) increased 34.7% to $60.6 million
Emeryville, CA – August 10, 2020 – Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”) today announced financial results for the second quarter of fiscal 2020 ended June 27, 2020.
For the Second Quarter Ended June 27, 2020:
•Net sales increased by 24.5% to $803.4 million from $645.3 million in the second quarter of fiscal 2019; comparable store sales increased by 16.7% compared to a 5.8% increase in the same period last year.
•The Company opened 7 new stores ending the quarter with 362 stores in six states.
•Net income increased $40.0 million to $29.3 million, or $0.30 per diluted share, compared to a net loss of $10.6 million, or $(0.15) per diluted share, in the second quarter of fiscal 2019.
•As a result of the tax benefit associated with employee stock option exercises, the Company recorded a $2.2 million tax benefit resulting in an effective tax rate of (8.3)%. This stock option-related tax benefit increased net income in the quarter by $9.6 million, or $0.10 per diluted share.
•Adjusted EBITDA (1) increased 34.7% to $60.6 million compared to $45.0 million in the second quarter of fiscal 2019.
•Adjusted net income (1) increased 189.2% to $41.8 million, or $0.42 per non-GAAP diluted share, compared to $14.5 million, or $0.20 per non-GAAP diluted share, in the second quarter of fiscal 2019.
Eric Lindberg, CEO of Grocery Outlet, stated, “We are very pleased with our strong operational execution in the second quarter. Our financial results reflect incredible teamwork across the organization including our independent operators, distribution center teams, and our corporate staff. While the safety of our communities and the entire Grocery Outlet team is our number one priority, we remain committed to delivering exceptional value to our customers while continuing to extend our reach. Consistent with our approach to reinvesting in the business, we are accelerating talent and operational initiatives which we believe will drive long-term growth and shareholder value.”

(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. See the Non-GAAP Financial Measures section of this release for additional information about these items.

For the 26 Weeks Ended June 27, 2020:
•Net sales increased by 24.9% to $1.56 billion from $1.25 billion in the first half of fiscal 2019; comparable store sales increased by 17.0% compared to a 5.0% increase in the same period last year.
•The Company opened 17 new stores and closed 2 stores, ending the period with 362 stores in six states.
•Net income increased $48.8 million to $42.0 million, or $0.43 per diluted share, compared to net loss of $6.9 million, or $(0.10) per diluted share, in the same period in 2019.
•As a result of the tax benefit associated with employee stock option exercises, the Company recorded a $4.0 million tax benefit resulting in an effective tax rate of (10.7)%. This stock option-related tax benefit has increased net income by $14.6 million, or $0.15 per diluted share.
•Adjusted EBITDA (1) increased 39.9% to $117.7 million compared to $84.1 million in the same period in 2019.
•Adjusted net income (1) increased 210.8% to $75.9 million, or $0.78 per non-GAAP diluted share, compared to $24.4 million, or $0.35 per non-GAAP diluted share, in the same period last year.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $79.8 million at the end of the second quarter of fiscal 2020 compared to $18.7 million at the end of the same period in fiscal 2019.
•Total debt was $460.1 million at the end of the second quarter, compared to $475.5 million at the end of the same period in fiscal 2019. During the second quarter of fiscal 2020, the Company repaid in full the $90.0 million drawn on the revolving credit facility of its First Lien Credit Agreement.
•Capital expenditures for the second quarter of fiscal 2020, excluding the impact of landlord allowances, were $21.8 million.
Fiscal 2020 Outlook:
Charles Bracher, Chief Financial Officer commented, “Our second quarter financial performance reflects the strength of our business model and the incredible dedication of our independent operators and employees. While we are not providing formal 2020 earnings guidance at this time due to the uncertainty related to COVID-19, our liquidity position is strong and we are actively reinvesting in support of our long-term strategic objectives.”
•Grocery Outlet currently expects to open between 30 and 32 stores this year with no additional closures planned. The Company continues to build its real estate pipeline to support 10% annual unit growth.
•Quarter-to-date comparable store sales growth is tracking at approximately 10% driven by an increase in average basket size partially offset by declines in store traffic. The Company anticipates that comparable store sales growth will continue to moderate as the economy reopens.
•Excluding the impact of discrete items, the Company anticipates a normalized tax rate of 28%.
•Weighted average diluted share count is expected to be approximately 100 million shares for fiscal 2020.

Conference Call Information:
A conference call to discuss the second quarter fiscal 2020 financial results is scheduled for today, August 10, 2020 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 412-317-6671. The pin number to access the telephone replay is 13706657. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization (“EBITDA”) and other adjustments noted in the “Reconciliation of GAAP Net Income to Adjusted EBITDA” table below. Adjusted net income is defined as net income before the adjustments noted in table “Reconciliation of GAAP Net Income to Adjusted Net Income” below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; major health epidemics, such as a coronavirus, and other outbreaks; economic downturns or natural or man-made disasters in geographies where our stores are located; time required to comply with public company regulations; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020.
For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 350 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$803,429	$645,289	$1,563,737	$1,251,560
Cost of sales	549,678	446,569	1,072,960	865,823
Gross profit	253,751	198,720	490,777	385,737
Operating expenses:
Selling, general and administrative	198,002	157,641	384,933	310,495
Depreciation and amortization	13,215	12,594	26,160	24,890
Share-based compensation	10,175	22,750	30,452	22,961
Total operating expenses	221,392	192,985	441,545	358,346
Income from operations	32,359	5,735	49,232	27,391
Other expenses:
Interest expense, net	5,270	15,452	11,104	31,890
Debt extinguishment and modification costs	—	5,162	198	5,162
Total other expenses	5,270	20,614	11,302	37,052
Income (loss) before income taxes	27,089	(14,879)	37,930	(9,661)
Income tax benefit	(2,244)	(4,247)	(4,045)	(2,803)
Net income (loss) and comprehensive income (loss)	$29,333	$(10,632)	$41,975	$(6,858)
Basic earnings (loss) per share	$0.32	$(0.15)	$0.47	$(0.10)
Diluted earnings (loss) per share	$0.30	$(0.15)	$0.43	$(0.10)
Weighted average shares outstanding:
Basic	90,800	70,475	90,152	69,494
Diluted	98,618	70,475	97,333	69,494

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 27, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$79,803	$28,101
Independent operator receivables and current portion of independent operator notes, net of allowance	6,783	7,003
Other accounts receivable, net of allowance	6,460	2,849
Merchandise inventories	229,273	219,420
Prepaid expenses and other current assets	12,514	13,453
Total current assets	334,833	270,826
Independent operator notes, net of allowance	24,660	20,331
Property and equipment, net	378,076	356,614
Operating lease right-of-use assets	784,224	734,327
Intangible assets, net	46,966	47,792
Goodwill	747,943	747,943
Other assets	7,591	7,696
Total assets	$2,324,293	$2,185,529
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$104,704	$119,217
Accrued expenses	32,669	31,363
Accrued compensation	16,497	14,915
Current portion of long-term debt	112	246
Current lease liabilities	43,383	38,245
Income and other taxes payable	10,543	4,641
Total current liabilities	207,908	208,627
Long-term debt, net	448,048	447,743
Deferred income taxes	11,236	16,020
Long-term lease liabilities	823,700	767,755
Total liabilities	1,490,892	1,440,145
Stockholders’ equity:
Voting common stock	91	89
Series A preferred stock	—	—
Additional paid-in capital	762,883	717,282
Retained earnings	70,427	28,013
Total stockholders’ equity	833,401	745,384
Total liabilities and stockholders’ equity	$2,324,293	$2,185,529

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	26 Weeks Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income (loss)	$41,975	$(6,858)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	23,832	20,936
Amortization of intangible and other assets	3,625	5,069
Amortization of debt issuance costs and bond discounts	1,137	1,515
Debt extinguishment and modification costs	198	5,162
Share-based compensation	30,452	22,961
Provision for accounts receivable	(51)	2,064
Deferred income taxes	(4,783)	(2,787)
Other	1,166	415
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(7,244)	3,210
Merchandise inventories	(9,854)	(4,410)
Prepaid expenses and other current assets	938	(4,039)
Income and other taxes payable	5,901	(1,460)
Trade accounts payable, accrued compensation and other accrued expenses	(8,367)	(4,145)
Changes in operating lease assets and liabilities, net	11,131	2,085
Net cash provided by operating activities	90,056	39,718
Cash flows from investing activities:
Cash advances to independent operators	(3,000)	(5,673)
Repayments of cash advances from independent operators	3,017	2,026
Purchases of property and equipment	(49,972)	(39,806)
Proceeds from sales of assets	216	611
Intangible assets and licenses	(2,431)	(1,681)
Net cash used in investing activities	(52,170)	(44,523)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	—	407,666
Proceeds from exercise of share-based compensation awards	15,878	314
Proceeds from revolving credit facility loan	90,000	—
Payments related to net settlement of share-based compensation awards	(483)	—
Other direct costs paid related to the initial public offering	—	(4,950)
Principal payments on term loans	(187)	(399,813)
Principal payments on revolving credit facility loan	(90,000)	—
Principal payments on other borrowings	(447)	(450)
Dividends paid	(244)	(337)
Debt issuance costs paid	(701)	(11)
Net cash provided by financing activities	13,816	2,419
Net increase in cash and cash equivalents	51,702	(2,386)
Cash and cash equivalents at beginning of period	28,101	21,063
Cash and cash equivalents at end of period	$79,803	$18,677

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income	$29,333	$(10,632)	$41,975	$(6,858)
Interest expense, net	5,270	15,452	11,104	31,890
Income tax benefit	(2,244)	(4,247)	(4,045)	(2,803)
Depreciation and amortization expenses (a)	13,887	13,156	27,457	26,005
EBITDA	46,246	13,729	76,491	48,234
Share-based compensation expenses (b)	10,175	22,750	30,452	22,961
Debt extinguishment and modification costs (c)	—	5,162	198	5,162
Non-cash rent (d)	2,759	1,816	4,973	3,678
Asset impairment and gain or loss on disposition (e)	(22)	233	953	415
New store pre-opening expenses (f)	337	321	743	742
Provision for accounts receivable reserves (g)	(899)	581	(51)	2,064
Other (h)	2,048	415	3,912	874
Adjusted EBITDA	$60,644	$45,007	$117,671	$84,130

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income	$29,333	$(10,632)	$41,975	$(6,858)
Share-based compensation expenses (b)	10,175	22,750	30,452	22,961
Debt extinguishment and modification costs (c)	—	5,162	198	5,162
Non-cash rent (d)	2,759	1,816	4,973	3,678
Asset impairment and gain or loss on disposition (e)	(22)	233	953	415
New store pre-opening expenses (f)	337	321	743	742
Provision for accounts receivable reserves (g)	(899)	581	(51)	2,064
Other (h)	2,048	415	3,912	874
Amortization of purchase accounting assets and deferred financing costs (i)	2,944	3,835	5,880	7,751
Tax effect of total adjustments (j)	(4,856)	(10,021)	(13,177)	(12,382)
Non-GAAP adjusted net income	$41,819	$14,460	$75,858	$24,407
GAAP earnings per share
Basic	$0.32	$(0.15)	$0.47	$(0.10)
Diluted	$0.30	$(0.15)	$0.43	$(0.10)
Non-GAAP adjusted earnings per share
Basic	$0.46	$0.21	$0.84	$0.35
Diluted	$0.42	$0.20	$0.78	$0.35
GAAP weighted average shares outstanding
Basic	90,800	70,475	90,152	69,494
Diluted	98,618	70,475	97,333	69,494
Non-GAAP weighted average shares outstanding
Basic	90,800	70,475	90,152	69,494
Diluted (k)	98,618	71,315	97,333	69,641

__________________________
(a)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income (loss).
(b)Includes non-cash share-based compensation expense and immaterial cash dividends paid on vested share-based awards for cash dividends declared in connection with our recapitalizations in fiscal 2018 and 2016.
(c)Represents the write-off of debt issuance costs and debt discounts related to the repricing and/or repayment of our credit facilities.
(d)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.
(e)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(f)Includes marketing, occupancy and other expenses incurred in connection with store grand openings, including costs that will be the IO’s responsibility after store opening.
(g)Represents non-cash changes in reserves related to our IO notes and accounts receivable. The 26 weeks ended June 27, 2020 reflects the adoption of ASU 2016-13.
(h)Other non-recurring, non-cash or discrete items as determined by management, such as transaction related costs including costs related to secondary offerings, personnel-related costs, store closing costs, legal expenses, strategic project costs, and miscellaneous costs.
(i)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(j)Represents the tax effect of the total adjustments. Because of the increased impact of discrete items on our effective tax rate including the excess tax benefits from the exercise of stock options and vesting of RSU share-based awards, beginning in the fourth quarter of fiscal 2019, we changed our methodology to calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items. Prior to the fourth quarter of fiscal 2019, the methodology we used was to calculate the tax effect of the total adjustments using our quarterly effective tax rate.
(k)To calculate diluted non-GAAP adjusted earnings per share, we adjusted the weighted-average shares outstanding for the dilutive effect of all potential shares of common stock.